                                 EXHIBIT 10(h)

                                 LOAN AGREEMENT

                                     between

                          CITY OF HUNTINGBURG, INDIANA

                                       and

                               DMI FURNITURE, INC.

                         -------------------------------
                                   $3,420,000

                          City of Huntingburg, Indiana
                      Adjustable Rate Economic Development
                           Revenue Bonds, Series 1993
                          (DMI Furniture, Inc. Project)


                                      Dated
                                      as of

                                 October 1, 1993





                              Brown, Todd & Heyburn
                                  Bond Counsel

         INDEX

                   (This Index is not a part of the Agreement
                but rather is for convenience of reference only.)


ARTICLE I  DEFINITIONS .......................................................79

         Section 1.1. Use of Defined Terms....................................79
         Section 1.2. Definitions.............................................79
         Section 1.3. Interpretation..........................................82
         Section 1.4. Captions and Headings...................................82

ARTICLE 11  REPRESENTATIONS...................................................82

         Section 2.1. Representations of the Issuer...........................82
         Section 2.2. Representations and Covenants of the Company............83
         Section 2.3. Actions Under Section 144(a) (4) of the Code............86

ARTICLE III  COMPLETION OF THE PROJECT; ISSUANCE OF THE PROJECT BONDS.........87

         Section 3.1. Expansion, Acquisition, Construction and Installation of
                      the Project.............................................87
         Section 3.2. Plans and Specifications................................87
         Section 3.3. Issuance of the Project Bonds: Application of Proceeds..87
         Section 3.4. Disbursements from the Project Fund.....................88
         Section 3.5. Company Required to Pay Costs in Event Project Fund
                      Insufficient............................................90
         Section 3.6. Completion Date.........................................90
         Section 3.7. Investment of Fund Moneys...............................91
         Section 3.8. Rebate Fund.............................................91

ARTICLE IV  LOAN BY ISSUER; REPAYMENT OF THE LOAN; LOAN PAYMENTS AND ADDITIONAL
            PAYMENTS..........................................................91

         Section 4.1. Loan Repayment, Delivery of Notes and Letter of
                      Credit..................................................92
         Section 4.2. Additional Payments.....................................93
         Section 4.3. Place of Payments.......................................93
         Section 4.4. Obligations Unconditional...............................93
         Section 4.5. Assignment of Agreement and Revenues....................94
         Section 4.6. Letter of Credit........................................94

ARTICLE V  ADDITIONAL AGREEMENTS AND COVENANTS................................94

         Section 5.1. Right of Inspection.....................................94
         Section 5.2. Lease, Sale or Grant of Use by Company..................94
         Section 5.3. Indemnification.........................................95
         Section 5.4. Company Not to Adversely  Affect Exclusion from Gross
                      Income of Interest on Project Bonds.....................96
         Section 5.5. Company to Maintain its Existence, Sales of Assets or
                      Mergers.................................................96

ARTICLE VI  REDEMPTION OF PROJECT BONDS.......................................96

         Section 6.1. Optional Redemption.....................................96
         Section 6.2. Extraordinary Optional Redemption.......................97
         Section 6.3. Mandatory  Redemption  in Event of Inclusion in Gross
                      Income of Interest on Project Bonds.....................98
         Section 6.4. Mandatory Redemption....................................99
         Section 6.5. Actions by Issuer.......................................99
         Section 6.6. Required Deposits for Optional Redemption...............99

ARTICLE VII  EVENTS OF DEFAULT AND REMEDIES...................................99

         Section 7.1. Events of Default.......................................99
         Section 7.2. Remedies on Default....................................100
         Section 7.3. No Remedy Exclusive....................................101
         Section 7.4. Agreement to Pay Attorneys' Fees and Expenses..........101
         Section 7.5. No Waiver..............................................101
         Section 7.6. Notice of Default......................................102
         Section 7.7. Remedies Subject to Bank's Direction...................102

ARTICLE VIII  MISCELLANEOUS..................................................102

         Section 8.1. Term of Agreement......................................102
         Section 8.2. Amounts Remaining in Funds.............................102
         Section 8.3. Notices................................................103
         Section 8.4. Extent of Covenants of the Issuer No Personal
                      Liability..............................................103
         Section 8.5. Binding Effect.........................................103
         Section 8.6. Amendments and Supplements.............................103
         Section 8.7. Execution Counterparts.................................103
         Section 8.8. Severability...........................................103
         Section 8.9. Governing Law..........................................104


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EXHIBIT A  PROJECT NOTE .....................................................A-1

EXHIBIT B  PROJECT FACILITIES................................................B-1

EXHIBIT C  PROJECT SITE LEGAL DESCRIPTION....................................C-1

EXHIBIT D  FORM OF DISBURSEMENT REQUEST......................................D-1

                                  EXHIBIT 10(h)

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and entered into as of October 1, 1993, between the CITY OF HUNTINGBURG, INDIANA, a municipality and political subdivision of the State of Indiana (the "Issuer"), and DMI FURNITURE, INC., a Delaware corporation qualified to transact business in the State of Indiana (the "Company"), under the following circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used therein as defined in Article I hereof):

         WHEREAS, pursuant to the Constitution and the statutes of the State of Indiana (the "State"), particularly Title 36, Article 7, Chapters 11.9 and 12 of the Indiana Code, as supplemented and amended (the "Act"), in order to create or preserve jobs and employment opportunities and improve the economic welfare of the people of the State, the Issuer may issue revenue bonds to provide funds for the making of loans for the acquisition, construction, reconstruction, enlargement, improvement, furnishing or equipping of "projects" (as defined in the Act) or parts thereof; and

         WHEREAS, the Issuer has found and determined, and does hereby find and determine, that the expansion, acquisition, construction and installation of the Project by the Company promotes the general welfare of the people of the Issuer, provides employment, and that the Issuer, by assisting with the financing of the expansion, acquisition, construction and installation of the Project is acting in a manner consistent with and in furtherance of the provisions of the Act; and

         WHEREAS, pursuant to and in accordance with the provisions of the Act and an ordinance enacted by the Issuer on October 4, 1993, as supplemented and amended by an ordinance enacted on November 1, 1993, the Issuer has determined to issue and sell $3,420,000 aggregate principal amount of its Adjustable Rate Economic Development Revenue Bonds, Series 1993 (DMI Furniture, Inc. Project) (the "Project Bonds"), to provide funds to pay the cost of financing the expansion of the Company's existing furniture manufacturing and warehouse facility, including the construction and equipping of an approximately 150,000 square foot manufacturing and warehouse facility constituting a "project," within the meaning of the Act (the "Project"); and

         WHEREAS, the Act provides that such Project Bonds shall be secured by a pledge of, and have a lien upon, the revenues and receipts derived pursuant to this Agreement and the Company has agreed to make payments pursuant to this Agreement sufficient in the aggregate to pay fully when due the principal of, premium, if any, and interest on the Project Bonds, the purchase price of Project Bonds tendered for purchase, and related expenses; and

         WHEREAS, the Company and the Issuer each have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed; and

         WHEREAS, as security for the repayment of the Loan, the Company will be required to deliver to PNC Bank, Indiana, Inc., New Albany, Indiana, as Trustee (the "Trustee") under the Indenture (as herein defined) a letter of credit (the "Letter of Credit") of Bank One, Indianapolis, National Association (the "Bank"), against which the Trustee shall be entitled to draw, in accordance with the terms thereof, up to (a) an amount sufficient (i) to pay the aggregate principal amount of the Project Bonds, or (ii) to pay the purchase price or a portion of the purchase price equal to the aggregate principal amount of Project Bonds delivered to it for purchase, plus (b) an amount equal to 45 days' accrued interest on the Project Bonds, calculated at an interest rate of ten percent (10%) per annum; and

         WHEREAS, the Issuer and the Company desire to enter into this Agreement to set forth the terms and conditions upon which the Issuer will make the Loan, as hereinafter defined.

         NOW, THEREFORE, in consideration of the above premises and of the mutual covenants hereinafter contained and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. USE OF DEFINED TERMS. In addition to the words and terms defined elsewhere in this Agreement or by reference to another document, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Indenture. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined therein.

         Section 1.2. DEFINITIONS. As used herein:

         "Additional Payments" means the amounts required to be paid by the Company pursuant to the provisions of Section 4.2 hereof.

         "Agreement" means this Loan Agreement as amended or supplemented from time to time.

         "Completion Date" means the date of completion of the Project evidenced in accordance with the requirements of Section 3.6 hereof.

         "Construction Period" means the period between the beginning of the expansion, acquisition, installation, equipment or improvement of the Project or the date on which the Project Bonds are delivered to the original purchasers thereof, whichever is earlier, and the Completion Date.

         "Engineer" means an individual or firm acceptable to the Trustee and qualified to practice the profession of engineering or architecture under the laws of the State.

         "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

         "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1 hereof.

         "Indenture" means the Trust Indenture, dated as of even date herewith, between the Issuer and the Trustee, as amended or supplemented from time to time.

         "Loan" means the loan by the Issuer to the Company of the proceeds received from the sale of the Project Bonds.

         "Loan Payment Date" means any date on which any principal of or interest or any premium on the Project Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption or otherwise.

         "Loan Payments" means the amounts required to be paid by the Company in repayment of the Loan pursuant to the provisions of the Notes and of Section 4.1 hereof.

         "Notes" means the Project Note and any Additional Notes.

         "Notice Address" means:

                  (a) As to the Issuer:    City of Huntingburg, Indiana
                                                 City Office Building
                                                 511 Fourth Street
                                                 Huntingburg, Indiana 47542
                                                 Attention: Mayor

                  (b) As to the Company:   DMI Furniture, Inc.
                                                 One Oxmoor Place
                                                 101 Bullitt Lane
                                                 Louisville, Kentucky 40222
                                                 Attention: Joseph G. Hill,
                                                              Vice President,
                                                              Finance/Chief
                                                              Financial Officer

                  (c) As to the Trustee:   PNC Bank, Indiana, Inc.
                                                 400 State Street
                                                 New Albany, Indiana 47150
                                                 Attention: Corporate Trust
                                                              Department

                  (d) As to the Letter     Bank One, Indianapolis, N.A.
                      of Credit Bank:      Bank One Center/Tower
                                                 111 Monument Circle, Suite 1911
                                                 Indianapolis, Indiana 46277
                                                 Attention: Manager, Mid-America
                                                         Department B

                  (e) As to the            Bank One, Columbus, NA
                      Remarketing Agent:   100 East Broad Street
                                                 Columbus, Ohio 43271-0209
                                                 Attention: Linda Vining
                                                         Vice President

                  with a copy to:          Banc One Capital Corporation
                                                 10 West Broad Street
                                                 Columbus, Ohio 43215
                                                 Attention: Boyd S. Crall, Jr.

or such additional or different address, notice of which is given under Section
8.3 hereof.

         "Plans and Specifications" means the plans and specifications herein provided from time to time.

         "Project" means, collectively, the Project Site and the Project Facilities, together constituting a "project" as defined in the Act.

         "Project Costs" means the costs of the Project specified in Section 3.4 hereof.

         "Project Facilities" means the Company's facilities described in Exhibit B hereto, together with any additions, modifications and substitutions to those facilities.

         "Project Fund" means the Project Fund created in the Indenture.

         "Project Purposes" means acquiring, constructing, equipping, improving, and installing facilities (including a building), machinery, equipment and other personal property for use in the manufacture and warehousing of furniture, or any other use which may be permitted by the Act.

         "Project Site" means the real estate described in Exhibit C hereto, and any additions thereto, less any removals therefrom.

         "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.3 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof, and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.6 hereof.

         Section 1.3. Interpretation. Any reference herein to the Issuer, or to any member or officer of the Issuer includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

         Any reference to a section or provision of the constitution of the State or the Act, or to a section, provision or chapter of the Indiana statutes or to any statute of the United States of America, includes that section, provision or chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter or statute shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Bank or the Company under this Agreement.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Project Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         Section 1.4. CAPTIONS AND HEADINGS. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                                   ARTICLE 11

                                 REPRESENTATIONS

         Section 2.1. REPRESENTATIONS OF THE ISSUER. The Issuer represents that:

                  (a) It is a duly organized and validly existing municipality and political subdivision of the State of Indiana, created and existing as such under the Constitution and laws of the State of Indiana.

                  (b) It has full power and authority to finance the Project; has made the necessary findings of public purpose, and has taken all procedures required by the Constitution and laws of the State of Indiana (including the Act), as amended and supplemented, and other applicable law in connection therewith; and has full legal right, power and authority to (i) enter into this Agreement and the Indenture, (ii) issue, sell and deliver the Project Bonds and
(iii) carry out and consummate all other transactions contemplated by this Agreement and the Indenture.

                  (c) It has complied with all provisions of applicable law, including the Act, and all material matters relating to the transactions contemplated by this Agreement and the Indenture.

                  (d) It has duly authorized (i) the execution, delivery of and the performance of its obligations under this Agreement, the Project Bonds and the Indenture, and (ii) the taking of any and all such actions as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by such instruments.

                  (e) This Agreement, the Project Bonds and the Indenture constitute legal, valid and binding obligations of the Issuer in accordance with their respective terms; and, when authenticated by the Trustee in accordance with the provisions of the Indenture, the Project Bonds will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding obligations of the Issuer in conformity with the provisions of the Act and the Constitution of the State of Indiana.

                  (f) There is no action, suit, proceeding, inquiry or investigation at law, in equity or before or by any court, public board or body, pending or, to the best of the knowledge of the Issuer is there any basis therefor, which in any manner questions the validity of the Act, the powers of the Issuer referred to in paragraph (b) above or the validity of any proceedings taken by the Issuer in connection with the issuance of the Project Bonds or wherein any unfavorable decision, ruling or finding could materially adversely affect the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of the Project Bonds, the Indenture or this Agreement (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby and hereby).

                  (g) The execution and delivery of this Agreement, the Project Bonds and the Indenture in compliance with the provisions of each of such instruments will not conflict with or constitute a breach of, or default under, any material commitment, agreement or other instrument to which the Issuer is a party or by which it is bound, or under any provision of the Act, the Constitution of the State of Indiana or any existing law, rule, regulation, ordinance, judgment, order or decree to which the Issuer is subject,

                  (h) The Issuer will do or cause to be done all things necessary, so far as lawful, to preserve and keep in full force and effect its existence.

                  (i) The Project Bonds are to be issued under and secured by the Indenture, pursuant to which certain of the Issuer's interests in this Agreement, and the revenues and receipts to be derived by the Issuer pursuant to this Agreement, will be pledged and assigned to the Trustee as security for payment of the principal or purchase price of, premium, if any, and interest on the Project Bonds. The Issuer covenants that it has not and will not pledge or assign its interest in this Agreement, or the revenues and receipts derived pursuant to this Agreement, excepting Unassigned Issuer's Rights, other than to the Trustee under the Indenture to secure the Project Bonds.

         Section 2.2. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company represents and covenants that:

                  (a) It is a Delaware corporation in good standing and qualified to transact business in the State of Indiana.

                  (b) It has full power and authority to execute, deliver and perform this Agreement, the Bond Placement Agreement, the Reimbursement Agreement, the Remarketing Agreement, and the Project Note and to enter into and carry out the transactions contemplated by those documents; and that the execution, delivery and performance of those documents do not, and will not, violate any provision of law applicable to the Company or the provisions of the Articles of Incorporation of the Company and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Company is a party or by which it is bound. This Agreement, the Bond Placement Agreement, the Reimbursement Agreement, the Remarketing Agreement, and the Project Note have, by proper action, been duly authorized, executed and delivered by the Company and all steps necessary have been taken to make this Agreement, the Bond Placement Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Project Note the valid and binding obligations of the Company.

                  (c) The expansion, acquisition, construction and installation of the Project were not commenced (within the meaning of Section 144(a) of the Code) prior to the passage of the inducement resolution of the Issuer on May 3, 1993, with respect to the Project.

                  (d) The provision of financial assistance to be made available to it under this Agreement and the commitments therefor made by the Issuer have induced the Company to locate within the boundaries of the Issuer that business of the Company to be conducted by use of the Project and such business will preserve and create additional jobs and employment opportunities within the Issuer.

                  (e) The Project will be completed substantially in accordance with the Plans and Specifications and the Project will be operated and maintained in such manner as to conform in all material respects with all applicable zoning, planning, building, environmental and other applicable governmental rules and regulations and as to be consistent with the Act.

                  (f) It presently intends to use or operate the Project in a manner consistent with the Project Purposes until the date on which the Project Bonds have been fully paid and knows of no reason why the Project will not be so used or operated. If, in the future, there is a cessation of that use or operation, it will use its best efforts to resume that use or operation or accomplish an alternate use or operation by the Company or others which will be consistent with the Act and this Agreement.

                  (g) At least 95 % of the "net proceeds" of the Project Bonds (as defined in Section 150 of the Code) will be used to provide manufacturing facilities (within the meaning of Section 144(a)(12)(C) of the Code) and for the acquisition, construction, reconstruction, or improvement of land or property of a character subject to the allowance for depreciation under Section 167 of the Code. The Company will not request or authorize any disbursement pursuant to
Section 3.4 hereof, which, if paid, would result in less than 95% of the net proceeds of the Project Bonds being so used. No more than 2% of the proceeds of the Project Bonds will be used to pay the costs of issuance of the Project Bonds (within the meaning of Section 147(g) of the Code). None of the proceeds of the Project Bonds will be used to provide working capital.

                  (h) The Project will be located at 903 North Chestnut Street in the City of Huntingburg, Indiana.

                  (i) There have never been issued any bonds with respect to "facilities", as defined in Section 144(a) (4) (B) of the Code, (i) which are to be or have been used by the Company or any other "principal user" of the Project or any "related person" to either the Company or such other "principal user", as those terms are used and defined in Sections 144(a)(2) and 144(a)(3) of the Code, respectively, and which are located within the incorporated areas of the City of Huntingburg, Indiana, and (ii) which bonds would have to be taken into account in determining the aggregate face amount of the Project Bonds as provided in Section 144(a) (4) (A) (ii) of the Code.

                  (j) For each "test-period beneficiary" (as defined in Section 144(a)(10)(D) of the Code) of the Project, the sum of (i) the aggregate authorized face amount of the Project Bonds allocated in accordance with Section 144(a)(10)(C) of the Code to such beneficiary and (ii) the aggregate outstanding principal amount of any other tax-exempt obligation described in Section 144(a)(10)(B)(ii) of the Code, wherever and whenever issued, allocated to such beneficiary does not and will not exceed $40,000,000.

                  (k) In accordance with Section 147(b) of the Code, the average maturity of the Project Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed with the net proceeds of the Project Bonds, determined as of the later of the date the Project Bonds are issued or the date the facilities are expected to be placed in service.

                  (1) None of the proceeds of the Project Bonds will be used to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facilities (including roller skating, skateboard and ice skating), racquet sports facility (including handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

                  (m) No portion of the proceeds of the Project Bonds will be used to provide facilities for retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

                  (n) No portion of the proceeds of the Project Bonds will be used directly or indirectly to acquire land or any interest therein.

                  (o) No portion of the proceeds of the Project Bonds will be used to acquire existing property or any interest therein unless the first use of such property is to be by the Company and unless such acquisition meets the requirements of Section 147(d) of the Code.

                  (p) The information furnished by the Company and used by the Issuer in preparing the certification pursuant to Section 148 of the Code and information statement pursuant to Section 149(e) of the Code, as well as the federal tax election pursuant to Section 144(a)(4) of the Code referred to in the Bond Legislation, is accurate and complete in all material respect as of the date of the issuance of the Project Bonds.

                  (q) In connection with any lease or grant by the Company of the use of the Project or Project Facilities, the Company shall require that the lessee or user of any portion of the Project shall not (i) violate the covenant set forth in subsection (j) above and (ii) use that portion of the Project in any manner which would violate the covenants set forth in subsections (1), (in),
(n) and (o) above.

                  (r) The Project Bonds are not being issued to finance facilities which are within or part of "a single building, an enclosed shopping mall, or a strip of offices, stores or warehouses using substantial common facilities" (within the meaning of Section 144(a)(9) of the Code) which have heretofore been financed with obligations issued and still outstanding under
Section 144(a) of the Code.

                  (s) The Project Bonds are not "federally guaranteed" within the meaning of Section 149(b) of the Code.

         Section 2.3. ACTIONS UNDER SECTION 144(a) (4) OF THE CODE. The Issuer is issuing the Project Bonds pursuant to an election made by it, at the Company's request, under Section 144(a)(4) of the Code. In connection with that election, the Company represents and covenants that:

                  (a) The sum of (i) the principal amount of the Project Bonds,
(ii) the outstanding face amount of prior issues, if any, described in Section 144(a)(2) of the Code and (iii) the amount of capital expenditures with respect to "facilities" as defined in Section 144(a)(4)(B) of the Code, other than those financed or to be financed out of proceeds of the Project Bonds or any such prior issues or those mentioned in Section 144(a)(4)(C) of the Code ("Capital Expenditures"), made during the three-year period preceding the date of delivery of the Project Bonds to the original purchasers thereof (the "Issue Date"), does not exceed $10,000,000.

                  (b) During the three-year period following the Issue Date, the Company does not intend to make or cause or permit to be made any Capital Expenditures in an amount which would cause the interest on the Project Bonds to be included in the gross income of the Holders thereof for federal income tax purposes.

                  (c) The Company shall maintain records listing Capital Expenditures made since the Issue Date through and including the third anniversary of the Issue Date and will furnish those records to the Trustee upon request.

                  (d) In the event, on account of a lease, sublease, management contract or other agreement relating to the Project, or any portion thereof, permitted by the terms hereof, any person other than the Company becomes a "principal user" of the Project (as referred to in Section 2.2(i) hereof), the Company shall promptly advise the Trustee of the identity of such person and furnish to the Trustee a copy of such lease, sublease, management contract or other agreement. In connection with any such lease, sublease, management contract or other agreement, the Company will require by covenant that any lessee, sublessee, manager or user who is a "principal user" of the Project and any "related person" thereto also shall comply with the covenants set forth in subsections (b) and (c) of this Section as if those covenants were made herein by such lessee, sublessee, manager, user or "related person" thereto.

                                   ARTICLE III

                           COMPLETION OF THE PROJECT;
                          ISSUANCE OF THE PROJECT BONDS

         Section 3.1. EXPANSION, ACQUISITION, CONSTRUCTION AND INSTALLATION OF THE PROJECT. The Company shall expand, acquire, construct and install, equip, and improve the Project Facilities on the Project Site with all reasonable dispatch and in accordance with the Plans and Specifications, (b) shall pay when due all fees, costs and expenses incurred in connection with that expansion, acquisition, construction, installation, equipment and improvement from funds made available therefor in accordance with this Agreement or otherwise, and (c) shall ask, demand, sue for, levy, recover and receive all those sums of money, debts and other demands whatsoever which may be due, owing and payable under the terms of any contract, order, receipt, writing and instruction in connection with the expansion, acquisition, construction, installation, equipment, and improvement of the Project, and shall enforce the provisions of any contract, agreement, obligation, bond or other performance security with respect thereto. It is understood that the Project is that of the Company and any contracts made by the Company with respect thereto, whether expansion contracts, acquisition contracts, construction contracts or otherwise, or any work to be done by the Company on the Project are made or done by the Company in its own behalf and not as agent or contractor for the Issuer or the Bank.

         Section 3.2. PLANS AND SPECIFICATIONS. The Plans and specifications have been filed with the Issuer. The Company may revise the Plans and Specifications from time to time, provided that no revision shall be made which would change the Project Purposes, without the approval of the Issuer, and no revision shall be made which would change the Project Purposes to other than purposes permitted by the Act and the Code.

         Section 3.3. ISSUANCE OF THE PROJECT BONDS: APPLICATION OF PROCEEDS. To provide funds to make the Loan for purposes of assisting paying the Project Costs, the Issuer shall issue, sell and deliver the Project Bonds to the original purchasers thereof. The Project Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Company hereby approves the terms and conditions of the Indenture and the Project Bonds, and of the terms and conditions under which the Project Bonds will be issued, sold and delivered.

         The proceeds from the sale of the Project Bonds shall be loaned to the Company and paid over to the Trustee for the benefit of the Company and the Holders of the Project Bonds and deposited as follows: (a) a sum equal to any accrued interest paid by the original purchasers of the Project Bonds shall be deposited in the Bond Fund, and (b) the balance of the proceeds shall be deposited in the Project Fund. Pending disbursement pursuant to Section 3.4 hereof, the proceeds so deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the payment of Bond Service Charges as provided in the Indenture.

         At the request of the Company, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may, subject to the prior written consent of the Bank, provide for the issuance, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the Company.

         Neither the Issuer nor the Company nor its officers have or shall have any interest in the Letter of Credit, the proceeds of any draws on the Letter of Credit, or the proceeds of the remarketing of the Project Bonds from whatever source and wherever deposited,

         Section 3.4. DISBURSEMENTS FROM THE PROJECT FUND. Subject to the provisions below, disbursements from the Project Fund shall be made only to reimburse or pay the Company, or any Person designated by the Company, for the following Project Costs:

                  (a) Costs incurred indirectly or indirectly for or in connection with the expansion, acquisition, construction, installation, equipment or improvement of the Project, including costs incurred in respect of the Project for preliminary planning and studies; architectural, legal, engineering, accounting, consulting, supervisory and other services; labor, services and materials; and recording of documents and title work.

                  (b) Premiums attributable to any surety bonds and insurance required to be taken out and maintained during the Construction Period with respect to the Project Site and the Project Facilities.

                  (c) Taxes, assessments and other governmental charges in respect of the Project that may accrue or become due and payable during the Construction Period.

                  (d) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project Facilities.

                  (e) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Project Bonds, including, without limitation, the fees and expenses of the Trustee and any paying agent properly incurred under the Indenture that may become due and payable during the Construction Period; provided that the amount of the proceeds of the Project Bonds used to finance issuance costs shall not exceed 2% of the aggregate face amount of the Project Bonds within the meaning of Section 147(g) of the Code.

                  (f) Any other costs, expenses, fees and charges properly chargeable to the cost of expansion, acquisition, construction, installation, equipment or improvement of the Project.

                  (g) Payment of interest on the Project Bonds or fees for credit enhancement devices applicable to the Project Bonds to the extent such fees constitute a reasonable charge for the transfer of credit risk, during the Construction Period.

                  (h) Payments made to the Rebate Fund.

         Any disbursements from the Project Fund for the payment of the Project Costs shall be made by the Trustee only upon the written order of the Authorized Borrower Representative with the written approval of the Bank. Each such written order shall be in substantially the form of the disbursement request attached hereto as Exhibit D and shall be consecutively numbered and accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested. Any disbursement for any item not described in, or the cost for which item is other than as described in, the information statement filed by the Issuer in connection with the issuance of the Project Bonds as required by Section 149(e) of the Code and referred to in Section 2.2 hereof, shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of the facilities being financed by the Project Bonds is not less than 5/6ths of the average maturity of the Project Bonds or, if such evidence is not presented with the disbursement or at the request of the Trustee, by an opinion of nationally recognized bond counsel to the effect that such disbursement will not result in the interest on the Project Bonds becoming included in the gross income of the Holders for federal income tax purposes.

         Any moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, in full of the Project Costs at the direction of the Authorized Borrower Representative with the written consent of the Bank, promptly shall be

                  (i) used to acquire, construct, install, equip and improve such additional real or personal property in connection with the Project as is designated by the Authorized Borrower Representative and the expansion, acquisition, construction, installation, equipment and improvement of which will be permitted under the Act, provided that any such use shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of such additional property, together with the other property theretofore acquired with the proceeds of the Project Bonds, will not be less than 5/6ths of the average maturity of the Project Bonds or, if such evidence is not presented with the direction, an opinion of nationally recognized bond counsel to the effect that the acquisition of such additional property will not result in the interest on the Project Bonds becoming included in the gross income of the Holders for federal income tax purposes;

                  (ii) used for the purchase of Project Bonds in the open market for the purpose of cancellation at prices not exceeding the full market value thereof plus accrued interest thereon to the date of payment therefor;

                  (iii) paid into the Bond Fund to be applied to the redemption of Project Bonds; or

                  (iv) a combination of the foregoing as is provided in that direction.

In all such cases, any payments made pursuant to this paragraph shall be made only to the extent that such use or application will not, in the opinion of nationally recognized bond counsel or under ruling of the Internal Revenue Service, result in the interest on the Project Bonds becoming included in the gross income of the Holders for federal income tax purposes.

         SECTION 3.5. COMPANY REQUIRED TO PAY COSTS IN EVENT PROJECT FUND INSUFFICIENT. If moneys in the Project Fund are not sufficient to pay all Project Costs, the Company nonetheless will complete the Project in accordance with the Plans and Specifications and shall pay all such additional Project Costs from its own funds. The Company shall not be entitled to any reimbursement for any such additional Project Costs from the Issuer, the Trustee, the Bank or any Holder; nor shall it be entitled to any abatement, diminution or postponement of the Loan Payments. This Section shall not be operative if and to the extent that compliance with it would, or reasonably might be anticipated by the Company to, involve a violation of any provision of the Agreement including, without limitation, Sections 2.2 and 5.4 of the Agreement.

         Section 3.6. COMPLETION DATE. The Company shall notify the Issuer, the Bank and the Trustee of the Completion Date by a certificate signed by the Authorized Borrower Representative stating

                  (a) the date on which the Project Facilities were substantially completed,

                  (b) that all other facilities necessary in connection with the Project have been acquired, constructed, installed, equipped and improved,

                  (c) that the expansion, acquisition, construction, installation, equipment and improvement of the Project Facilities and those other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations,

                  (d) that except as provided in subsection (e) of this Section, all costs of that expansion, acquisition, construction, installation, equipment and improvement then or theretofore due and payable have been paid, and

                  (e) the amounts which the Trustee shall retain in the Project Fund for the payment of Project Costs not yet due or for liabilities which the Company is contesting or which otherwise should be retained and the reasons such amounts should be retained.

That certificate may state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being. The Authorized Borrower Representative shall include with that certificate a statement specifically describing all items of personal property comprising a part of the Project Facilities. The certificate shall be delivered as promptly as practicable after the occurrence of the events and conditions referred to in subsections (a) through (d) of this Section.

         Section 3.7. INVESTMENT OF FUND MONEYS. At the written or oral request (promptly confirmed in writing) of the Authorized Borrower Representative, any moneys held as part of the Bond Fund (except moneys held in the Bond Fund from draws on the Letter of Credit for purposes of defeasing the Project Bonds pursuant to Article IX of the Indenture, or other moneys held in the Bond Fund to pay redemption premium on the Project Bonds, if any), the Project Fund or the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments. The Issuer and the Company each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Project Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Project Bonds, so that the Project Bonds will not constitute arbitrage bonds under Section 148 of the Code.

         The Company shall provide the Issuer with, and the Issuer may base its certifications as authorized by the Bond Legislation on, a certificate of an appropriate officer, employee or agent of or consultant to the Company for inclusion in the transcript of proceedings for the Project Bonds, setting forth the reasonable expectations of the Company on the date of delivery of and payment for the Project Bonds regarding the amount and use of the proceeds of the Project Bonds and the facts, estimates and circumstances on which those expectations are based.

         Section 3.8. REBATE FUND. The Company agrees to make such payments to the Trustee as are required of it under Section 5.11 of the Indenture. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture.

         The Company and the Issuer each covenants to the owners of the Project Bonds that, notwithstanding any other provision of this Agreement or any other instruments, it shall take no action, nor shall the Company direct the Trustee to take or approve the Trustee's taking any action or direct the Trustee to make or approve the Trustee's making any investment or use of proceeds of the Project Bonds or any other moneys which may arise out of or in connection with, this Agreement, the Indenture or the Project, which would cause the Project Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. In addition, the Company covenants and agrees to comply with the requirements of
Section 148(f) of the Code as it may be applicable to the Project Bonds or the proceeds derived from the sale of the Project Bonds or any other moneys which may arise out of or in connection with, this Agreement, the Indenture or the Project throughout the term of the Project Bonds.

         No provision of this Agreement shall be construed to impose upon the Trustee any obligation or responsibility for compliance with arbitrage regulations.


                                   ARTICLE IV

                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                      LOAN PAYMENTS AND ADDITIONAL PAYMENTS

         Section 4.1. LOAN REPAYMENT, DELIVERY OF NOTES AND LETTER OF CREDIT. Upon the terms and conditions of this Agreement, the Issuer will make the Loan to the Company. In consideration of and in repayment of the Loan, the Company shall make, as Loan Payments, payments which correspond, as to amount, to the Bond Service Charges payable on each series of Bonds; provided that amounts drawn by the Trustee under the Letter of Credit for the payment of Bond Service Charges on the Project Bonds shall be credited against the Loan Payments otherwise payable by the Company which correspond to the amount of Bond Service Charges on such Project Bonds. All such Loan Payments shall be paid to the Trustee in accordance with the terms of the Project Note for the account of the Issuer on the Loan Payment Dates and shall be held and disbursed in accordance with the provisions of the Indenture and this Agreement for application to the payment of Bond Service Charges.

         The Company shall be entitled to a credit against the Loan Payments next required to be made to the extent that the balance of the Bond Fund is then in excess of amounts required (a) for the payment of Bonds theretofore matured or theretofore called for redemption, (b) for the payment of interest for which checks or drafts have been drawn and mailed by the Trustee, and (c) to be deposited in the Bond Fund by the Indenture for use other than for the payment of Bond Service Charges on the Interest Payment Date next following the applicable Loan Payment Date. In any event, however, if on any Interest Payment Date, the balance in the Bond Fund is insufficient to make required payments of Bond Service Charges, the Company forthwith will pay to the Trustee, for the account of the Issuer and for deposit into the Bond Fund, any deficiency.

         In connection with the issuance of any Additional Bonds permitted by the Bank, the Company shall execute and deliver to the Trustee one or more Additional Notes in a form substantially similar to the form of the Project Note. All such Additional Notes shall:

                  (a) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

                  (b) require payments of principal and redemption payments and any premium equal to the payments of principal, prepayments and sinking fund payments and any premium on the corresponding Additional Bonds;

                  (c) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

                  (d) contain by reference or otherwise optional and mandatory redemption provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

         All Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default has occurred and is continuing hereunder, payments by the Company on any of the Notes shall be used by the Trustee to make a like payment of Bond Service Charges on the corresponding Bonds in connection with which those Notes were delivered and shall constitute Loan Payments made in respect of the related Bonds.

         Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any or all Bonds, whether at maturity or by redemption or other-wise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, (i) the Notes issued concurrently with those corresponding Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of the Bonds so surrendered and canceled or for the payment of which provision has been made, shall be deemed fully paid, the obligations of the Company thereunder shall be terminated, and any of those Notes shall be surrendered by the Trustee to the Company, and shall be canceled by the Company, or (ii) in the event there is only one of those Notes, an appropriate notation shall be endorsed thereon evidencing the date and amount of the principal payment or prepayment equal to the Bonds so paid, or with respect to which provision for payment has been made, and that Note shall be surrendered by the Trustee to the Company for cancellation if all Bonds shall have been paid (or provision made therefor) and canceled as aforesaid. Unless the Company is entitled to a credit under express terms of this Agreement or the Notes, all payments on each of the Notes shall be in the full amount required thereunder.

         Except for such interest of the Company as may hereafter arise pursuant to Section 8.2 hereof or Section 5.07 of the Indenture, the Company and the Issuer each acknowledge that neither the Company nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders and, to the extent of amounts due under the Reimbursement Agreement, the Bank.

         Section 4.2. ADDITIONAL PAYMENTS. The Company shall pay to the Issuer, as Additional Payments hereunder, any and all costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Project Bonds and Additional Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

         The Company shall pay to the Trustee, the Registrar and any Paying Agent or Authenticating Agent, their reasonable fees, charges and expenses for acting as such under the Indenture.

         The Company shall pay the Remarketing Agent as Additional Payments hereunder, the fees and expenses of the Remarketing Agent under the Indenture for services rendered in connection with the Bonds.

         Section 4.3. PLACE OF PAYMENTS. The Company shall make all Loan Payments directly to the Trustee at its principal corporate trust office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

         Section 4.4. OBLIGATIONS UNCONDITIONAL. The obligations of the Company to make Loan Payments, Additional Payments and any payments required of the Company under Section 5.08 of the Indenture shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee, the Remarketing Agent, the Bank or any other person.

         Section 4.5. ASSIGNMENT OF AGREEMENT AND REVENUES. To secure the payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, all its right, title and interest in and to (1) the Revenues, including, without limitation, all Loan Payments and other amounts receivable by or on behalf of the Issuer under the Agreement in respect of repayment of the Loan; (2) the Agreement, except for Unassigned Issuer's Rights; and (3) the Project Note. The Company hereby agrees and consents to that assignment and grant.

         Section 4.6. LETTER OF CREDIT. Prior to the initial delivery of the Project Bonds to the original purchasers thereof pursuant to Section 2.06 of the Indenture, the Company shall obtain and deliver, to the Trustee, the Letter of Credit. The Letter of Credit shall be issued by the Bank pursuant to the Reimbursement Agreement; shall be dated the date of delivery of the Project Bonds; shall obligate the Bank to pay (a) the principal amount of the Project Bonds (i) to pay the principal amount of the Project Bonds when due at maturity or upon redemption or acceleration and (ii) to pay an amount equal to the principal portion of the purchase price of any Project Bonds tendered for purchase by the Holders thereof, plus (b) an amount equal to the interest due on the Project Bonds but not to exceed 45 days' accrued interest at the Maximum Rate to enable the Trustee to (i) pay interest on the Project Bonds when due and
(ii) pay an amount equal to the interest portion of the purchase price of Project Bonds tendered for purchase by the Holder thereof; and shall be in substantially the same form as the exhibit attached to the Reimbursement Agreement and made a part thereof.

         The Company shall take whatever action may be necessary to maintain the Letter of Credit in full force and effect during the period required by the Indenture, including the payment of any transfer fees required by the Bank upon any transfer of the Letter of Credit to any successor Trustee pursuant to
Section 5.09 of the Indenture.



                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS

         Section 5.1. RIGHT OF INSPECTION. Subject to reasonable security and safety regulations and upon reasonable notice, the Issuer and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

         Section 5.2. LEASE, SALE OR GRANT OF USE BY COMPANY. Subject to the provisions of Section 2.2(q), and with the written consent of the Bank, the Company may lease, sell or grant the right to occupy and use the Project, in whole or in part, to others, provided that:

                  (a) No such grant, sale or lease shall relieve the Company from its obligations under this Agreement, the Reimbursement Agreement or the Project Note;

                  (b) In connection with any such grant, sale or lease the Company shall retain such rights and interests as will permit it to comply with its obligations under this Agreement, the Reimbursement Agreement and the Project Note;

                  (c) No such grant, sale or lease shall impair materially the purposes of the Act to be accomplished by operation of the Project Facilities as herein provided.

         Section 5.3. INDEMNIFICATION. The Company releases the Issuer from, agrees that the Issuer shall not be liable for, and indemnifies the Issuer against, all liabilities, claims, costs and expenses imposed upon, incurred or asserted against the Issuer on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Agreement, the Reimbursement Agreement, the Project Note or any related document, or arising from any act or failure to act by the Company, or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance, sale, trading, redemption or servicing of the Project Bonds, and the provision of any information or certification furnished in connection therewith concerning, the Project Bonds, the Project or the Company including, without limitation, any information furnished by the Company for, and included in, or used as a basis for preparation of, any certifications, information statements or reports furnished by the Issuer, and any other information or certification obtained from the Company to assure the exclusion of the interest on the Project Bonds from gross income of the Holders thereof for federal income tax purposes;
(d) the Company's failure to comply with any requirement of this Agreement or the Code pertaining to such exclusion of that interest including the covenants in Section 5.4 hereof; (e) any failure of compliance with the provisions of the Constitution of the State of Indiana and the Act; and (f) any claim, action or proceeding brought with respect to the matters set forth in (a), (b), (c), (d) and (e) above.

         The Company agrees to indemnify the Trustee for, and to hold it harmless against, all liabilities, claims, costs and expenses incurred without negligence or bad faith on the part of the Trustee on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of this Agreement, the Bonds, the Reimbursement Agreement, the Letter of Credit, the Project Note, or the Indenture or any action taken at the request of or with the consent of the Company, including the costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bonds, the Indenture, the Reimbursement Agreement, the Letter of Credit, or the Project Note.

         In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Company. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Company shall not be liable for any settlement made without its consent.

         The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer, and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer, the Remarketing Agent and the Trustee, respectively, to the full extent permitted by law.

         Section 5.4. COMPANY NOT TO ADVERSELY AFFECT EXCLUSION FROM GROSS INCOME OF INTEREST ON PROJECT BONDS. The Company hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Project Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any actions that would adversely affect such exclusion under the provisions of the Code.

         Section 5.5. COMPANY TO MAINTAIN ITS EXISTENCE, SALES OF ASSETS OR MERGERS. The Company shall do all things necessary to preserve and keep in full force and effect its existence, except as otherwise permitted by this Section
5.5. In particular, the Company shall not sell, transfer or otherwise dispose of all, or substantially all, of its assets or consolidate with or merge into another entity unless (A) (i) in the case of a merger or consolidation other than one in which the Company is the continuing entity or (ii) in the case of the sale of all or substantially all of the assets of the Company, the entity formed by such consolidation, or into which the Company shall have been merged, or to which such assets have been sold, shall be an entity organized under the laws of the United States or a state thereof and shall unconditionally assume the obligation to perform and observe the agreements and obligations of the Company under this Agreement and under the Project Note.

                                   ARTICLE VI

                           REDEMPTION OF PROJECT BONDS

         Section 6.1. OPTIONAL REDEMPTION. Provided no Event of Default shall have occurred and be subsisting, at any time and from time to time, the Company, with the consent of the Bank, may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of purchasing Project Bonds, or of reimbursing the Bank for drawings on the Letter of Credit used to redeem Project Bonds, or of calling Project Bonds for optional redemption in accordance with the applicable provisions of the Bond Legislation and Indenture providing for optional redemption at the redemption price stated in the Indenture; provided, however, that any moneys so used for optional redemption shall be from the same sources and used in the same priority as provided in Section 5.03 of the Indenture for the payment of Bond Service Charges. Pending application for those purposes, any moneys so delivered shall be held by the Trustee in a special account in the Bond

Fund and delivery of those moneys shall not operate to abate or postpone Loan Payments or Additional Payments otherwise becoming due or to alter or suspend any other obligations of the Company under this Agreement.

         Section 6.2. EXTRAORDINARY OPTIONAL REDEMPTION. The Company, with the consent of the Bank, shall have, subject to the conditions hereinafter imposed, the option to direct the redemption of the entire unpaid principal balance of the Project Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

                  (a) The Project shall have been damaged or destroyed to such an extent that (1) it cannot reasonably be expected to be restored, within a period of three months, to the condition thereof immediately preceding such damage or destruction or (2) its normal use and operation is reasonably expected to be prevented for a period of three consecutive months;

                  (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project cannot reasonably be expected to be restored within a period of three months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project is reasonably expected to be prevented for a period of three consecutive months;

                  (c) As a result of any changes in the Constitution of the State, the constitution of the United States of America, or state or federal laws, or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer or the Company in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or the operation thereof, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; or

                  (d) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the Project for the Project Purposes shall have occurred or technological or other changes shall have occurred which the company cannot reasonably overcome or control and which in the company's reasonable judgment render the Project uneconomic for the Project Purposes.

         To exercise that option, the Company shall, within 90 days following the event authorizing the exercise of that option, or at any time during the continuation of the condition referred to in clause (d) above, give notice to the Issuer and to the Trustee specifying the date on which the Company will deliver the funds required for that redemption, which date shall be not more than ninety days from the date that notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

         The amount payable by the Company in the event of its exercise of the option granted in this Section shall be the sum of the following:

                  (i) An amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to the provisions of the Indenture to pay, at par, and discharge all then outstanding Project Bonds on the earliest applicable redemption date, that amount to be paid to the Trustee, plus

                  (ii) An amount of money equal to the Additional Payments relating to the Project Bonds accrued and to accrue until actual final payment and redemption of the Project Bonds, that amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due.

         The requirement of (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.

         The Company also shall have the option, with the consent of the Bank, in the event that title to or the temporary use of a portion of the Project shall be taken under the exercise of the power of eminent domain, even if the taking is not of such nature as to permit the exercise of the redemption option upon an event specified in (b) above, to direct the redemption, at a redemption price of 100% of the principal amount thereof prepaid, plus accrued interest to the redemption date, of that part of the outstanding principal balance of the Project Bonds as may be payable from the proceeds received by the Company (after the payment of costs and expenses incurred in the collection thereof) received in the eminent domain proceeding. provided, that any such partial redemption shall be in the amount of $100,000 or integral multiples of $5,000 in excess thereof and provided further that the Company shall furnish to the Issuer and the Trustee a certificate of an Engineer stating that (1) the property comprising the part of the Project taken is not essential to continued operations of the Project in the manner existing prior to that taking, (2) the Project has been restored to a condition substantially equivalent to that existing prior to the taking, or (3) other improvements have been acquired or made which are suitable for the continued operation of the Project.

         The rights and options granted to the Company in this Section may be exercised whether or not the Company is in default hereunder; provided, that such default will not relieve the Company from performing those actions which are necessary to exercise any such right or option granted hereunder.

         Section 6.3. MANDATORY REDEMPTION IN EVENT OF INCLUSION IN GROSS INCOME OF INTEREST ON PROJECT BONDS. If, as provided in the Project Bonds and the Indenture, the Project Bonds become subject to mandatory redemption because interest on any of the Project Bonds is determined to be included for federal income tax purposes in the gross income of the Holder of any Project Bonds (other than because a Holder is a "substantial user of the Project or a "related person", as those terms are used in Section 147(a) of the Code), the Company shall deliver to the Trustee, upon the date requested by the Trustee, the moneys needed to pay in full the Project Bonds in accordance with the mandatory redemption provisions relating thereto set forth in the Project Bonds and the Indenture.

         Section 6.4. MANDATORY REDEMPTION. The Company shall deliver to the Trustee the moneys needed to redeem the Project Bonds in accordance with any mandatory redemption provisions relating thereto as may be set forth in Section
4.01 of the Indenture.

         Section 6.5. ACTIONS BY ISSUER. At the request of the Company or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Project Bonds to effect the redemption of all or a portion of the Project Bonds pursuant to this Article VI.

         Section 6.6. REQUIRED DEPOSITS FOR OPTIONAL REDEMPTION. Except with prior written consent of the Bank, the Trustee shall not give notice of call to the Holders pursuant to the optional redemption provisions of Section 4.01 of the Indenture and Sections 6.1 and 6.2 hereof unless prior to the date by which the call notice is to be given there shall be on deposit with the Trustee funds sufficient to redeem at the redemption price thereof, including interest accrued to the redemption date, all Project Bonds for which notice of redemption is to be given.

         All amounts paid by the Company pursuant to this Article which are used to pay principal of, premium, if any, or interest on the Project Bonds, or to reimburse the Bank for moneys drawn under the Letter of Credit and used for such purposes, shall constitute prepaid Loan Payments. No moneys drawn under the Letter of Credit shall be used to pay any portion of the premium on the Project Bonds.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1. EVENTS OF DEFAULT. Each of the following shall be an Event of Default:

                  (a) The Company shall fail to observe and perform any agreement, term or condition contained in this Agreement (other than with respect to Section 5.4 hereof), and the continuation of such failure for a period of 30 days after notice thereof shall have been given to the Company by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the Company institutes curative action within the applicable period and diligently pursues that action to completion;

                  (b) The Company shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; (iv) make an assignment for the benefit of creditors; or
(v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property;

                  (c) There shall occur an "Event of Default" as defined in
Section 7.01 of the Indenture.

         Notwithstanding the foregoing, if, by reason of Force Majeure, the Company is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (a) hereof, other than the payment of money, the Company shall not be deemed in default during the continuance of such inability. However, the Company shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within its discretion.

         The term Force Majeure shall mean, without limitation, the following:

                  (i) acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

                  (ii) any cause, circumstance or event not reasonably within the control of the Company.

         The declaration of an Event of Default under subsection (b) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

         Section 7.2. REMEDIES ON DEFAULT. Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

                  (a) If acceleration of the principal amount of the Project Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments to be immediately due and payable, whereupon the same shall become immediately due and payable;

                  (b) The Issuer, the Bank or the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Company pertaining to the Project; or

                  (c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement, the Letter of Credit or the Project Note or to enforce the performance and observance of any other obligation or agreement of the Company under those instruments.

         Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 5.07 of the Indenture for transfers of remaining amounts in the Bond Fund.

         The provisions of this section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Project Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

         Section 7.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Letter of Credit or the Project Note, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

         Section 7.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including reasonable attorneys' fees, in connection with the enforcement of this Agreement, the Letter of Credit or the Project Note or the collection of sums due thereunder, the Company shall reimburse the Issuer and the Trustee, as applicable, for the reasonable expenses so incurred upon demand.

         Section 7.5. NO WAIVER. No failure by the Issuer or the Trustee to insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

         The Issuer and the Trustee may waive any Event of Default hereunder only with the prior written consent of the Bank.

         Section 7.6. NOTICE OF DEFAULT. The Company or the Issuer shall notify the Trustee and the Bank immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

         Section 7.7. REMEDIES SUBJECT TO BANK'S DIRECTION. Except in the case of an Event of Default pursuant to Section 7.01(g) or (h) of the Indenture, the Bank shall have the right to direct the remedies to be exercised by the Trustee, whether under Article VII of this Agreement or under Article VII of the Indenture.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the date of delivery of the Project Bonds to the original purchasers thereof until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Company under this Agreement and the Project Note shall have been paid, except for obligations of the Company under Sections 4.2 and 5.3 hereof, which shall survive any termination of this Agreement.

         Section 8.2. AMOUNTS REMAINING IN FUNDS. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds for four years after the due date thereof (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall be paid to the Company; provided that if the Trustee shall have drawn on the Letter of Credit, and the Bank is owed any amount by the Company pursuant to the Reimbursement Agreement, such amounts remaining in the Bond Fund shall belong and be paid first to the Bank to the extent of such unpaid amounts. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the Company or the Bank pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the Company for the payment of those moneys.

         Further, any amounts remaining in the Bond Fund (subject to any limitations in the Indenture) and any other special funds or accounts (other than the Project Fund and the Rebate Fund) created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement, the Notes and the Indenture have been paid, shall be paid (to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds) first, to the Bank to the extent that any amount is owed by the Company to the Bank under the terms of the Letter of Credit or Reimbursement Agreement, and then to the Company.

         Section 8.3. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Bank, the Remarketing Agent or the Trustee shall also be given to the others. The Company, the Issuer, the Bank, the Remarketing Agent, and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         Section 8.4. EXTENT OF COVENANTS OF THE ISSUER NO PERSONAL LIABILITY. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Legislative Authority in other than his official capacity, and neither the members of the Legislative Authority nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

         Section 8.5. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective permitted successors and assigns provided that this Agreement may not be assigned by the Company (except in connection with a lease, sale or grant of use pursuant to Section 5.2 hereof or sale or transfer of assets pursuant to Section 5.5 hereof) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

         Section 8.6. AMENDMENTS AND SUPPLEMENTS. Except as otherwise expressly provided in this Agreement, any Note or the Indenture, subsequent to the issuance of the Project Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement or any Note may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of Article XI of the Indenture, as applicable.

         Section 8.7. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

         Section 8.8. SEVERABILITY. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         Section 8.9. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State of Indiana.

IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be duly executed in their respective names, all as of the date herein before written.

                                         CITY OF HUNTINGBURG, INDIANA


                                         By       /s/ Connie K. Nass
                                              --------------------------------
                                                          Mayor

Attest:


/s/ Thomas O. Ellsworth
-----------------------------
Clerk-Treasurer

                                         DMI FURNITURE, INC.,
                                         a Delaware corporation


                                         By       /s/ Joseph G. Hill
                                              --------------------------------
                                         Authorized Representative

                                    EXHIBIT A

                                  PROJECT NOTE

$3,420,000                                                      October __, 1993


         DMI FURNITURE, INC. (the "Company"), a Delaware corporation, in good standing and qualified to transact business in the State of Indiana, for value received, promises to pay to PNC Bank, Indiana, Inc., as Trustee (the "Trustee") under the Indenture hereinafter referred to, the principal sum of

         THREE MILLION FOUR HUNDRED TWENTY THOUSAND DOLLARS ($3,420,000)

and to pay (i) interest on the unpaid balance of such principal sum from and after October __, 1993 (the date of delivery of this Note) at the interest rate borne by the Bonds from time to time and payable on each date that interest is payable on the Bonds, and (ii) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate permitted under the terms of the Bonds.

         This Note has been executed and delivered by the Company to the Trustee pursuant to a certain Loan Agreement (the "Agreement"), dated as of October 1, 1993, between the City of Huntingburg, Indiana (the "Issuer") and the Company. Terms used but not defined herein shall have the meaning ascribed to such term in the Agreement or the Indenture.

         Under the Agreement, the Issuer has loaned the Company the proceeds received from the sale of the Issuer's $3,420,000 aggregate principal amount of City of Huntingburg, Indiana Adjustable Rate Economic Development Revenue Bonds, Series 1993 (DMI Furniture, Inc. Project), dated the date of their initial delivery to the original purchasers thereof (the "Project Bonds"), to assist in the financing of the Project (as defined in the Agreement), and the Company has agreed to repay such loan by making payments (the "Loan Payments") at the times and in the amounts set forth in this Note for application to the payment of the principal of and redemption premium, if any, and interest on the Project Bonds as and when due. The Project Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of October 1, 1993, between the Issuer and the Trustee.

         To provide funds to pay the principal of and redemption premium, if any, and interest on the Project Bonds as and when due as above-specified, or to reimburse the Bank for draws on the Letter of Credit to pay principal and interest on the Project Bonds, the Company hereby agrees to and shall make Loan Payments as follows: on each Interest Payment Date the amounts equal to interest due on the Project Bonds on such Interest Payment Date and principal payments necessary to make the mandatory redemption payment on the Project Bonds at the terms and in the amounts set forth in Section 4.01 of the Indenture (each such day being a "Loan Payment Date"). In addition, to provide funds to pay the principal of and premium, if any, and interest on the Project Bonds as and when due at any other time, the Company hereby agrees to and shall make Loan Payments on any other date on which any principal of, or interest or any premium on the Project Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption or otherwise.

         If payment or provision for payment in accordance with the Indenture is made in respect of the principal of and redemption premium, if any, and interest on the Project Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Project Bonds has been made. The Company shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered on its behalf to the Trustee under and pursuant to the Letter of Credit and the amounts already on deposit in the Bond Fund, created by the Indenture, and available to pay principal of and premium, if any, and interest on the Project Bonds pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

         All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its corporate trust office for the account of the Issuer and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan Payments shall be used by the Trustee to pay the principal of, redemption premium, if any, and interest on the Project Bonds as and when due.

         The obligation of the Company to make the payments required hereunder shall be absolute and unconditional and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee, the Remarketing Agent and the Bank or any other person.

         This Note is subject to optional, extraordinary optional and mandatory prepayment in whole or in part, at the prepayment price, in the amounts and upon the conditions that the Project Bonds are subject to, respectively, optional, extraordinary optional and mandatory redemption. The Company will deliver or cause to the delivered to the Trustee, for the account of the Issuer, such moneys as are required to effect such prepayment under the applicable terms of the Project Bonds.

         Whenever an Event of Default under Section 7.01 of the Indenture shall have occurred and, as a result thereof, the principal of and any premium on all Project Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 7.03 of the Indenture, the unpaid principal amount of and any premium and accrued interest on this Note shall also be due and payable on the date on which the principal of and premium and interest on the Project Bonds shall have been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Project Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by its duly authorized officer(s) as of October __, 1993.

                                             DMI FURNITURE, INC.



                                             By ____________________________
                                             Authorized Representative

                                    EXHIBIT B

                               PROJECT FACILITIES


         The Project Facilities will consist of the following and other machinery, equipment and personal property located on the project site and identified as part of the Project Facilities:

                                    EXHIBIT C

                                  PROJECT SITE
                                LEGAL DESCRIPTION



A part of the Northwest Quarter of Section 34, Township 2 South, Range 5 West, described as follows:

Beginning at an existing iron pin South 1 Degree 58 Minutes East 1325.7 Feet, North 88 Degrees 02 Minutes East 30.0 feet and South 1 Degree 58 Minutes East
856.53 Feet from the Northwest Corner of said quarter section; thence South 1 Degree 58 Minutes East 44.77 Feet; thence North 10 Degrees 30 Minutes West 45.27 Feet; thence South 88 Degrees 02 Minutes West 8.33 Feet to a point 15 Feet East of the West line of said quarter section; thence South 1 Degree 58 Minutes East
452.07 Feet to a concrete nail set on the South line of said quarter section 15 Feet East of the Southwest corner of said quarter section; thence North 85 Degrees 48 Minutes East (North 85 Degrees 40 Minutes East and East-West on previous Deeds) 1050.90 Feet along the South line of said quarter section to a concrete nail set on the West line of Geiger Street projected South; thence North 1 Degree 53 Minutes West (North-South on previous Deeds) 563.70 Feet along the West line of Geiger Street (60 Foot wide street) to an existing iron pin at the Southeast Corner of a tract heretofore conveyed to Grantee; thence South 88 Degrees 02 Minutes West 522.96 Feet along Grantee's line to an existing iron pin; thence South 1 Degree 58 Minutes East 152.69 Feet along Grantee's line to an existing iron pin; thence South 88 Degrees 02 Minutes West 512.9 Feet along Grantee's line to the point of beginning and containing 12.24 Acres, more or less.

Subject to Chestnut Street and State Road 64 right-of-way, and subject to all other easements and/or right-of-ways, if any, more.

x                                    EXHIBIT D

                          FORM OF DISBURSEMENT REQUEST

               STATEMENT NO. ____ REQUESTING DISBURSEMENT OF FUNDS
                FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE
                   LOAN AGREEMENT DATED AS OF OCTOBER 1, 1993
                  BETWEEN THE CITY OF HUNTINGBURG, INDIANA AND
                               DMI FURNITURE, INC.

         Pursuant to Section 3.4 of the Loan Agreement (the "Agreement") between the City of Huntingburg, Indiana (the "Issuer") and DMI Furniture, Inc. (the "Company") dated as of October 1, 1993, the undersigned Authorized Borrower Representative does request and authorize PNC Bank, Indiana, Inc., as trustee (the "Trustee"), as depository of the Project Fund created by the Indenture and defined in the Agreement, to pay to the Company or to the person(s) listed on the Disbursement Schedule attached hereto out of the moneys deposited in the Project Fund the aggregate sum of $_______________ to pay such person(s) or to reimburse the Company in full, as indicated in the Disbursement Schedule, for the advances, payments and expenditures made by it in connection with the items listed in the Disbursement Schedule.

         In connection with the foregoing request and authorization, the undersigned hereby certifies that:

                  (a) Each item for which disbursement is requested hereunder is properly payable out of the Project Fund in accordance with the terms and conditions of the Agreement and none of those items has formed the basis for any disbursement heretofore made from said Project Fund.

                  (b) Each such item is or was necessary in connection with the expansion, acquisition, installation, equipment or improvement of the Project, as defined in the Agreement.

                  (c) The Company has received, or will concurrently with payment receive and deliver to the Trustee, appropriate waivers of any mechanics' or other liens with respect to each item for which disbursement is requested hereunder.

                  (d) Each item for which disbursement is requested hereunder, and the cost for each such item, is as described in the information statement filed by the Issuer in connection with the issuance of the Project Bonds (as defined in the Agreement), as requested by Section 149(e) of the Code; provided that if any such item is not as described in that information statement, attached hereto is a computation evidencing that the average reasonably expected economic life of the facilities which have been and will be paid for with moneys in the Project Fund is not less than 5/6ths of the average maturity of the Project Bonds.

                  (e) This statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto.

                  (f) This statement constitutes the approval of the Company of each disbursement hereby requested and authorized.

         This ____ day of ____________, 19___.


                                             __________________________________
                                             Authorized Borrower Representative

Approved By Bank:

Bank One, Indianapolis, N.A.


By _________________________________________
         Title:

                              DISBURSEMENT SCHEDULE


         TO STATEMENT NO.___ REQUESTING AND AUTHORIZING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE LOAN AGREEMENT DATED AS OF OCTOBER 1, 1993 BETWEEN THE CITY OF HUNTINGBURG, INDIANA AND DMI FURNITURE, INC.

PAYEE                      AMOUNT                                 PURPOSE
-----                      ------                                 -------